Exhibit 99.1

CTC MEDIA REPORTS

2007 FOURTH QUARTER AND FULL YEAR RESULTS

FOURTH QUARTER

- Consolidated Revenue Increases 37% to $162 Million -
- OIBDA(1) Increases 46% to $93 Million -
- Net Income of $60 Million, $0.38 Earnings Per Share -

FULL YEAR

- Consolidated Revenue Increases 27% to $472 Million -
- OIBDA(1) Increases 27% to $220 Million -
- Net Income of $136 Million, $0.86 Earnings Per Share -

MOSCOW – February 28, 2008 – CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the full year and three month period ended December 31, 2007.

	Three Months Ended			Year Ended
	December 31,			December 31,
US$ 000’s, except per share data	2006	2007	Change	2006	2007	Change
Total operating revenues	$117,933	$161,704	37%	$370,834	$472,056	27%
Total operating expenses	(59,593)	(76,863)	29%	(216,521)	(278,995)	29%

OIBDA(1)	63,744	92,752	46%	173,964	220,422	27%

Net income	$41,118	$59,699	45%	$106,325	$135,913	28%
Fully diluted earnings per share	$0.26	$0.38	46%	$0.69	$0.86	25%

Full-Year Financial Highlights

•      Consolidated revenue increased 27% to $472 million

•      OIBDA increased 27% to $220 million

•      OIBDA margin of 46.7%

•      Net income increased 28% to $136 million

•      $0.86 fully diluted earnings per share, an increase of 25%

Full-Year Operational Highlights

•      Combined audience share for the CTC and Domashny networks of 11.0%

•      CTC Media’s advertising market share exceeded its audience share, reflecting the Company’s success in delivering premium demographics

•      In 2007, CTC Media executed on key strategic objectives:

•      Vertically integrated into production capabilities by acquiring two Russian production companies–COSTAFILM and SOHO MEDIA

•      Expanded into the CIS markets by entering into a definitive agreement to acquire a majority economic interest in Channel 31 Group in Kazakhstan, and setting up a TV company in Uzbekistan

•      Strengthened presence in regional markets by acquiring two stations for CTC and five stations for Domashny in a number of larger Russian cities

•      Grew technical penetration of the CTC Network and Domashny Network to 87.4% and 64.8%, respectively

(1) OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

Alexander Rodnyansky, Chief Executive Officer, commented, “In 2007 we delivered on our financial guidance and made significant progress in the execution of our strategic plan.  Our results were driven by the robust growth of the Russian television advertising market and the strong position of our CTC and Domashny brands, which continue to deliver the premium younger audiences preferred by advertisers. We also expanded our strategic footprint by entering two new CIS markets, added content rights management and production capabilities, and increased the reach of our existing networks.”

“CTC and Domashny are both off to a solid start in the new year, and, as always, we look forward to the launch of our spring programming schedule in March. Our schedule includes hits like the new season of Daddy’s Girls, as well as a significant number of series and show premieres. We expect to benefit from an increasing amount of content from our newly acquired production companies, which already produce some of our most popular series. Channel 31 in Kazakhstan and our newly established station in Uzbekistan are expected to start broadcasting in CTC format at the end of the first quarter of 2008 and beginning of the second quarter of 2008, respectively, and will provide us with a valuable presence in these developing markets. With our disciplined operating focus and strategic progress, we are well positioned to capitalize on the continued expansion of the Russian market and the CIS region in the years ahead.”

Results for the Three Months Ended December 31, 2007

Overall results reflect the continued growth in revenues of CTC Media’s two channels CTC and Domashny, and management’s cost-conscious approach to programming.

CTC Network’s fourth quarter 2007 audience share was 8.9% as compared with 9.0% in fourth quarter 2006.  Domashny’s audience share demonstrated healthy growth from 1.5% in the fourth quarter of 2006 to 2.0% in the fourth quarter of 2007.

CTC Media’s total operating revenue for the three months ended December 31, 2007 increased 37% to $161.7 million from $117.9 million for the three months ended December 31, 2006. The revenue growth primarily reflects the continued growth of the Russian television advertising market. Given that our advertising revenues are recorded net of commissions, our fourth quarter revenues were also favorably impacted by the lower commission rate paid by our owned-and-operated stations to Video International in connection with the variable commission rate negotiated through 2007.

Consolidated total operating expenses in the fourth quarter of 2007 amounted to $76.9 million compared to $59.6 million in the fourth quarter of 2006. Total operating expenses decreased as a percentage of revenue by 3% period-on-period. In absolute terms, total operating expenses increased as higher programming costs drove increased programming amortization expense. Fourth quarter costs included $3.6 million in stock-based compensation compared to $3.0 million in the fourth quarter of 2006.

OIBDA increased 45.5% to $92.8 million for the fourth quarter of 2007 compared to $63.7 million in the fourth quarter of 2006. The OIBDA margin for the quarter was 57.4%, compared to 54.1% for the corresponding quarter of 2006, reflecting sound cost management.

Net income for the quarter was $59.7 million compared to $41.1 million for the three months ended December 31, 2006. Fully diluted income per share was $0.38 for the three months ended December 31, 2007, compared to $0.26 for the three months ended December 31, 2006.

Results for the Year Ended December 31, 2007

2007 was another strong year for CTC Media. The Company has demonstrated its ability to sustain high profit margins in an increasingly competitive media environment. This was particularly challenging when compared to 2006 which benefited from CTC’s all-time hit Born Not Pretty.

In 2007, CTC Network maintained its position as the fourth-most watched broadcaster in Russia with average audience share of 9.0%, down from 10.4% in 2006. CTC Network’s average audience share in its target demographic (everyone aged 6-54) was 11.3%, compared to 12.9% in 2006. Domashny’s average audience share for 2007 was 2.0%, compared to 1.4% in 2006, and its average audience share in its target demographic (women aged 25-60) was 2.4%, compared to 1.7% in 2006.

CTC Media’s total operating revenue for the year ended December 31, 2007 increased by 27.3% to $472.1 million from $370.8 million for the year ended December 31, 2006. The revenue growth primarily reflects the continued growth of the Russian television advertising market partially offset by a decline in CTC Network’s audience share. Because we record our advertising revenues net of commissions, revenues were also favorably impacted by the lower commission rate paid by our owned-and-operated stations to Video International in connection with the variable commission rate negotiated through 2007.

Consolidated total operating expenses for 2007 increased by 28.8% to $279.0 million compared to $216.5 million for 2006.

Total operating expenses as a percentage of revenues increased from 58.4% in 2006 to 59.1% in 2007 mainly due to a slight increase, as a percentage of operating revenues, in amortization of programming and sublicensing rights, and depreciation and amortization expense. In 2007, total operating expenses included $13.7 million of stock-based compensation expense compared to $7.2 million in 2006.

OIBDA increased 26.7% to $220.4 million for 2007 compared to $174.0 million for 2006. In 2007, OIBDA margin of 46.7% was in-line with the provided guidance and the prior year’s OIBDA margin of 46.9%. The performance of the Domashny Network and owned-and-operated stations contributed to the overall increase in consolidated 2007 OIBDA. 2007 was the first full year when Domashny Network was OIBDA positive since its launch in 2005.

Net income for the year ended December 31, 2007 was $135.9 million compared to $106.3 million for 2006, an increase of 27.8%. Fully diluted income per share was $0.86 for 2007 compared to $0.69 for 2006.

Guidance

For the full year ending December 31, 2008, the Company currently expects to generate consolidated total operating revenue in the range of $600 to $650 million, with a consolidated OIBDA margin in the range of 45-48%. This guidance range does not include expected revenues from its CIS operations in Kazakhstan and Uzbekistan.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2007 financial results today, Thursday, February 28, at 9 a.m. ET, corresponding to 5 p.m. Moscow time, 2 p.m. London time. To access the conference call, please dial +1 973 582 2741 (International) or 8108 002 531 1012 (Russia) and reference pass code 32890805. A live webcast of the conference call will also be available on the investor relations section of the Company’s corporate Web site, located at www.ctcmedia.ru/investors. A replay of the conference call will be available through Thursday, March 13, 2008, at midnight ET. The replay can be accessed by dialing +1 706 645 9291. The pass code for the replay is 32890805. The webcast will also be archived on the Company’s Web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 350 affiliate stations, including 19 owned-and-operated stations; and the Domashny television network, whose signal is carried by over 230 affiliate stations, including 13 owned-and-operated stations. The Company’s common stock is traded on The NASDAQ Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.

Katya Ostrova (Investor Relations)
+ 7 495 783 3650
+7 495 785 6333
ir@ctcmedia.ru

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi (investors)
+1 212 986 6667

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on CTC Media’s operating revenues and OIBDA margins for the year ending December 31, 2008 and our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to changes in Russian advertising laws, that will further reduce the amount of advertising time; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on October 30, 2007. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur.  You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES

REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company’s consolidated OIBDA to consolidated net income for the three- and twelve-month periods to December 31, 2006 and 2007:

	Three months ended		Year ended
	December 31,		December 31,
	2006	2007	2006	2007
	(in thousands of US dollars)

OIBDA	$63,744	$92,752	$173,964	$220,422
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(5,404)	(7,911)	(19,651)	(27,361)
Operating income	58,340	84,841	154,313	193,061
Foreign currency gains (losses)	4	126	1,579	151
Interest income	1,838	3,684	3,479	11,002
Interest expense	(1)	(1)	(1,774)	(3)
Gains on sale of businesses	137	—	919	747
Other non-operating income (losses), net	(86)	320	(200)	1,168
Equity in income of investee companies	735	(2,692)	1,896	(1,195)
Income before income tax and minority interest	60,967	86,278	160,212	204,931
Income tax expense	(17,705)	(24,147)	(48,969)	(63,176)
Income attributable to minority interest	(2,144)	(2,432)	(4,918)	(5,842)
Net income	$41,118	$59,699	$106,325	$135,913

In this press release, the Company provides guidance on the Company’s consolidated OIBDA for the year ending December 31, 2008. The following table presents a reconciliation of the Company’s projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2008. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year Ending
December 31, 2008
(Projected)
(in thousands)
OIBDA	$290,625
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(35,625)
Operating income	$255,000

Attachment B

CTC MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2006	2007	2006	2007

REVENUES:
Advertising (including revenue from related parties of $1,740 and $4,522 in 2006 and 2007, respectively)	$357,334	$452,669	$111,433	$156,649
Sublicensing (including revenue from related parties of $8,241 and $10,862 in 2006 and 2007, respectively)	11,322	17,006	5,989	$4,350
Other revenue (including revenue from related parties of $10 and $18 in 2006 and 2007, respectively)	2,178	2,381	511	$705
Total operating revenues	$370,834	$472,056	$117,933	$161,704
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $15,108 and $24,652 in 2006 and 2007, respectively; and inclusive of stock-based compensation of $64 and $666 in 2006 and 2007, respectively)	(15,774)	(18,794)	(4,190)	$(5,193)
Selling, general and administrative (exclusive of depreciation and amortization of $4,543 and $2,709 in 2006 and 2007 respectively; and inclusive of stock-based compensation of $7,091 and $13,029 in 2006 and 2007 respectively)	(56,297)	(69,680)	(15,372)	(16,288)
Amortization of programming rights	(118,026)	(153,531)	(30,900)	(44,979)
Amortization of sublicensing rights	(6,773)	(9,629)	(3,727)	(2,492)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(19,651)	(27,361)	(5,404)	(7,911)
Total operating expenses	(216,521)	(278,995)	(59,593)	(76,863)
OPERATING INCOME	154,313	193,061	58,340	84,841
FOREIGN CURRENCY GAINS (LOSSES)	1,579	151	4	126
INTEREST INCOME (including interest income from related parties of $237 and $315 in 2006 and 2007, respectively)	3,479	11,002	1,838	3,684
INTEREST EXPENSE (including interest expense from related parties of $1,762 and nil in 2006 and 2007, respectively)	(1,774)	(3)	(1)	(1)
GAINS ON SALE OF BUSINESSES	919	747	137	$—
OTHER NON-OPERATING INCOME (LOSSES), net	(200)	1,168	(86)	$320
EQUITY IN INCOME (LOSES) OF INVESTEE COMPANIES	1,896	(1,195)	735	$(2,692)
Income before income tax and minority interest	160,212	204,931	60,967	$86,278
INCOME TAX EXPENSE	(48,969)	(63,176)	(17,705)	$(24,147)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(4,918)	(5,842)	(2,144)	$(2,432)
NET INCOME	$106,325	$135,913	$41,118	$59,699

Net income attributable to preferred stockholders	$(20,621)	$—	$—	$—
Net income attributable to common stockholders	$85,704	$135,913	$41,118	$59,699
Net income per share attributable to common stockholders - basic	$0.73	$0.90	$0.27	$0.39
Net income per share attributable to common stockholders - diluted	$0.69	$0.86	$0.26	$0.38

Weighted average common shares outstanding - basic	117,880,814	151,731,780	151,505,672	151,956,598
Weighted average common shares outstanding - diluted	154,077,957	158,311,967	157,697,667	158,603,987

CTC MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Year ended December 31,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$106,325	$135,913
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(9,615)	(14,699)
Depreciation and amortization	19,651	27,361
Amortization of programming rights	118,026	153,531
Amortization of sublicensing rights	6,773	9,629
Stock based compensation expense	7,155	13,694
Gain on disposal of property and equipment	(174)	(662)
Gains on sale of businesses	(919)	(747)
Equity in income of unconsolidated investees	(1,896)	1,195
Income attributable to minority interest	4,918	5,842
Foreign currency losses (gains)	(1,579)	(151)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,068)	124
Prepayments	716	3,025
Other assets	(2,153)	(2,330)
Accounts payable and accrued liabilities	(1,138)	2,049
Deferred revenue	2,732	(3,537)
Other liabilities	1,942	2,161
Dividends received from equity investees	713	2,427
Acquisition of programming and sublicensing rights (including acquisition from related parties of $1,000 and $12,287 in 2006 and 2007, respectively)	(133,625)	(176,802)

Net cash provided by operating activities	116,784	158,023
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(3,650)	(5,076)
Acquisitions of intangibles	(224)	(564)
Acquisitions of businesses, net of cash acquired	(21,897)	(34,833)
Proceeds from sale of businesses, net of cash disposed	1,482	827
Proceeds from sale of property and equipment	673	2,055
Other	12	—
Net cash used in investing activities	(23,604)	(37,591)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	105,041	—
Common stock issuance costs	(394)	—
Proceeds from exercise of stock options	5,855	6,582
Proceeds from loans	19,000	—
Repayments of loans	(60,384)	—
Decrease (increase) in restricted cash	(12)	(60)
Dividends paid to minority interest	(3,750)	(5,789)
Net cash provided by (used in) financing activities	65,356	733
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2,706	9,366
Net increase (decrease) in cash and cash equivalents	161,242	130,531
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,300	176,542
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$176,542	$307,073

CTC MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,	December 31,
	2006	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,542	$307,073
Trade accounts receivable, net of allowance for doubtful accounts (2006 - $563; 2007 - $435) (including accounts receivable from related parties: 2006 - $1,468; 2007 -$2,138)	8,640	11,690
Taxes reclaimable	4,399	4,843
Prepayments (including prepayments from related parties: 2006 – 365; 2007 – $1,990)	38,302	35,128
Programming rights, net	41,634	63,023
Deferred tax asset	6,263	12,938
Other current assets	2,875	3,342
TOTAL CURRENT ASSETS	278,655	438,037

RESTRICTED CASH	120	180
PROPERTY AND EQUIPMENT, net	22,388	24,768
INTANGIBLE ASSETS, net:
Network affiliation agreements	3,333	1,333
Trade names	5,888	6,828
Broadcasting licenses	43,387	74,254
Other intangible assets	763	801
Net intangible assets	53,371	83,216
GOODWILL	70,768	78,674
PROGRAMMING RIGHTS, net	24,267	36,161
SUBLICENSING RIGHTS, net	7,611	2,591
INVESTMENTS IN AND ADVANCES TO INVESTEES	9,319	6,557
PREPAYMENTS	8,713	12,026
DEFERRED TAX ASSET	9,077	11,326
OTHER NON-CURRENT ASSETS	508	1,144
TOTAL ASSETS	$484,797	$694,680

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

(in thousands of US dollars, except share and per share data)

	December 31,	December 31,
	2006	2007
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable (including accounts payable from related parties: 2006 - $676, 2007 - $516)	$13,353	$25,846
Accrued liabilities	6,108	4,653
Taxes payable	11,528	14,507
Deferred revenue (including deferred revenue from related parties (2006 - $54, 2007 - nil)	12,440	11,866
Deferred tax liability	2,937	1,350
TOTAL CURRENT LIABILITIES	46,366	58,222
LONG TERM LOANS	210	224
DEFERRED TAX LIABILITY	14,080	21,160
MINORITY INTEREST	3,124	3,182
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding 2006 - 151,505,672; 2007 - 152,124,096)	1,515	1,521
Additional paid-in capital	327,587	348,752
Retained earnings	73,954	209,867
Accumulated other comprehensive income	17,961	51,752
TOTAL STOCKHOLDERS’ EQUITY	421,017	611,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,797	$694,680

SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

Three Months Ended December 31, 2006

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results

Operating revenue	$77,282	$7,159	$29,511	$4,174	$118,126	$(193)	$117,933
Operating income/ (loss)	42,541	535	22,970	(2,195)	63,851	(5,511)	58,340
Total assets	289,416	28,069	80,365	57,415	455,265	29,532	484,797
Capital expenditures	(138)	(175)	(319)	(201)	(833)	(76)	(909)
Depreciation and amortization	(240)	(144)	(1,340)	(3,150)	(4,874)	(530)	(5,404)
Amortization of programming rights	(26,069)	(3,991)	(879)	(8)	(30,947)	47	(30,900)
Amortization of sublicensing rights	(3,727)	—	—	—	(3,727)	—	(3,727)

Three Months Ended December 31, 2007

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results

Operating revenue	$104,418	$13,750	$37,381	$6,930	$162,479	$(775)	$161,704
Operating income/ (loss)	60,281	3,750	27,770	232	92,033	(7,192)	84,841
Total assets	459,572	32,784	89,602	62,380	644,338	50,342	694,680
Capital expenditures	(396)	(121)	(405)	(703)	(1,625)	(65)	(1,690)
Depreciation and amortization	(254)	(166)	(3,026)	(3,934)	(7,380)	(531)	(7,911)
Amortization of programming rights	(35,855)	(7,365)	(1,739)	(70)	(45,029)	50	(44,979)
Amortization of sublicensing rights	(2,492)	—	—	—	(2,492)	—	(2,492)

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars)

Year Ended December 31, 2006

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results

Operating revenue	$264,733	$20,649	$74,765	$11,566	$371,713	$(879)	$370,834
Operating income/ (loss)	139,712	(4,627)	48,073	(9,465)	173,693	(19,380)	154,313
Total assets	289,416	28,069	80,365	57,415	455,265	29,532	484,797
Capital expenditures	(747)	(212)	(1,338)	(1,428)	(3,725)	(149)	(3,874)
Depreciation and amortization	(1,056)	(548)	(4,945)	(11,031)	(17,580)	(2,071)	(19,651)
Amortization of programming rights	(99,249)	(15,954)	(2,932)	(39)	(118,174)	148	(118,026)
Amortization of sublicensing rights	(6,773)	—	—	—	(6,773)	—	(6,773)

Year Ended December 31, 2007

			CTC	Domashny	Business
	CTC	Domashny	Station	Station	segment	Eliminations	Consolidated
	Network	Network	Group	Group	results	and other	results

Operating revenue	$321,517	$39,077	$96,307	$17,471	$474,372	$(2,316)	$472,056
Operating income/ (loss)	166,249	5,349	56,966	(7,977)	220,587	(27,526)	193,061
Total assets	459,572	32,784	89,602	62,380	644,338	50,342	694,680
Capital expenditures	(973)	(231)	(2,048)	(2,027)	(5,279)	(359)	(5,638)
Depreciation and amortization	(1,002)	(631)	(9,243)	(14,380)	(25,256)	(2,105)	(27,361)
Amortization of programming rights	(124,725)	(23,450)	(5,433)	(132)	(153,740)	209	(153,531)
Amortization of sublicensing rights	(9,629)	—	—	—	(9,629)	—	(9,629)